EXHIBIT 10.5

FORM OF

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been executed by the purchaser set forth on the signature page hereof (the “Purchaser”) in connection with the private placement offering (the “Offering”) by Max-1 Acquisition Corporation (to be renamed “Exicure, Inc.” upon consummation of the Merger (as defined below)), a Delaware corporation (the “Company”).

R E C I T A L S

A.    The Company is offering a minimum of 6,666,666 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $3.00 per share (the “Purchase Price”), for an aggregate purchase price of approximately $20 million (the “Minimum Offering Amount”), and a maximum of 13,333,333 shares of Common Stock at the Purchase Price for an aggregate Purchase Price of approximately $40 million (the “Maximum Offering Amount”). The Company may also sell an additional 3,333,333 shares of Common Stock at the Purchase Price for an aggregate Purchase Price of approximately $10 million to cover over-subscriptions (the “Over-Subscription Option”), in the event the Offering is oversubscribed.

B.    The Initial Closing (as defined below) of no less than the Minimum Offering Amount, including the Minimum Insider Investment (as defined below) is contingent upon the closing of a merger by and among the Company, Max-1 Acquisition Sub, Inc., a Delaware corporation (“Merger-Sub”) and wholly owned subsidiary of the Company, and Exicure, Inc., a Delaware corporation (“Exicure”), pursuant to which Merger-Sub will merge with and into Exicure, with Exicure surviving the merger as a wholly owned subsidiary of the Company (the “Merger”) and pursuant to which all of the outstanding shares of Exicure’s capital stock will be exchanged for 26,666,627 shares of the Company’s Common Stock (the “Merger Shares”). Upon the consummation of the Merger, Exicure shall change its name to “Exicure Operating Company” and the Company will change its name to “Exicure, Inc.”

C.    The Shares (as defined below) subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

AGREEMENT

The Company and the Purchaser hereby agree as follows:

1.    Subscription.

1.1    Purchase and Sale of the Shares.

(a)    Subject to the terms and conditions of this Agreement, the undersigned Purchaser agrees to purchase, and the Company agrees to sell and issue to such Purchaser, that number of shares set forth on such Purchaser’s Omnibus Signature Page attached hereto at the Purchase Price, for a total aggregate Purchase Price as set forth on such Omnibus Signature Page. The minimum subscription amount for each Purchaser in the Offering is $49,998 (or 16,666 shares). The Company may accept subscriptions for less than $49,998 from any Purchaser in its sole discretion. Stockholders of Exicure will purchase a minimum of $12.5 million of Shares in the Offering (the “Minimum Insider Investment”) and certain existing stockholders of the Company will purchase a minimum of $500,000 of Shares in the Offering. For the purposes of this Agreement, “Shares” means the shares of Common Stock issued in the Offering at the Initial Closing (as defined below) or at any Subsequent Closing (as defined below).

(b)    This Agreement is one of a series of subscription agreements issued (and to be issued) by the Company to purchasers of Shares in connection with the Offering with the same terms and conditions set forth in this Agreement (each, a “Subscription Agreement”, and collectively, the “Subscription Agreements”).

1.2    Subscription Procedure; Closing.

(a)    Initial Closing. Subject to the terms and conditions of this Agreement, the initial closing of the Shares shall take place remotely via the exchange of documents and signatures upon the closing of the Merger or at such other time and place as mutually agreed to by the Company and the Placement Agents (as defined in Section 2) (the “Initial Closing”).

(b)    Subsequent Closings. If the Maximum Offering Amount is not sold at the Initial Closing, at any time prior to October 31, 2017 or at such later time as the Company and Placement Agents may mutually agree without notice to or consent from Purchasers (each a “Subsequent Closing” and collectively the “Subsequent Closings”), the Company may sell additional Shares up to the Maximum Offering Amount, and if there are over-subscriptions, such additional Shares as may be sold in connection with the Over-Subscription Option (the “Subsequent Closing Shares”) to such persons as may be approved by the Company and who are reasonably acceptable to the Placement Agents (the “Additional Purchasers”). All such sales made at any Subsequent Closing, shall be made on the terms and conditions set forth in the Subscription Agreements, and (i) the representations and warranties of the Company set forth in Section 3 hereof (and the Disclosure Schedule) shall speak as of each Closing (except to the extent specified otherwise in Section 3) and (ii) the representations and warranties of the Additional Purchasers in Section 4 hereof shall speak as of such Subsequent Closing. Any Subsequent Closing Shares issued and sold pursuant to this Section 1.2(b) shall be deemed to be “Shares” for all purposes under this Agreement, and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement. The Initial Closing and the Subsequent Closings, if any, shall be known collectively herein as the “Closings” or individually as a “Closing.”

(c)    Subscription Procedure. To complete a subscription for the Shares, the Purchaser must fully comply with the subscription procedure provided in paragraphs a. through c. of this Section on or before the applicable Closing:

(i)    Subscription Documents. At or before the applicable Closing, the Purchaser shall review, complete and execute the Omnibus Signature Page to this Agreement and the Registration Rights Agreement substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”), Investor Profile, Anti-Money Laundering Form and Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), if applicable, additional forms and questionnaires distributed to the Purchaser and deliver the Subscription Documents and such additional forms and questionnaires to the party indicated thereon at the address set forth under the caption “How to subscribe for Shares in the private offering of the Company.” below. Executed documents may be delivered to such party by facsimile or .pdf sent by electronic mail (e-mail).

(ii)    Purchase Price. Simultaneously with the delivery of the Subscription Documents as provided herein, and in any event at or prior to the applicable Closing, the Purchaser shall deliver to Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Placement Agents (as defined below) and the Escrow Agent (the “Escrow Agreement”) the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of the Company” below. Such funds will be held for the Purchaser’s benefit in the escrow account established for the Offering (the “Escrow Account”) and will be returned promptly, without interest or offset, if this Agreement is not accepted by the Company, or the Minimum Offering Amount has not been sold or the Offering is terminated pursuant to its terms prior to the Closing.

(iii)    Company Discretion. The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Shares, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement. If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

2.    Placement Agents. Katalyst Securities LLC., a U.S.-registered broker-dealer (“Katalyst”), has been engaged by the Company as placement agent on a reasonable best efforts basis, for the Offering. The Company, subject to its agreement with Katalyst, or Katalyst itself, may engage additional placement agents (Katalyst together with any such additional placement agents, the “Placement Agents”). The Placement Agents, collectively, will be paid at each Closing from the Offering proceeds a total cash commission of seven percent (7%) of the gross Purchase Price paid by Purchasers in the Offering introduced by them (the “Cash Fee”) and will collectively receive warrants to purchase a number of shares of Common Stock equal to 7% of the number of shares of Common Stock sold to investors in the Offering, introduced by them, with a term of three (3) years from the date of the applicable Closing, and an exercise price of $3.00 per share (the “Placement Agent Warrants”); provided that with respect to funds raised from existing stockholders of Exicure or other purchasers as agreed to by Exicure and Katalyst, the Company will, at the Company’s discretion, either (a) pay to the Placement Agents a cash payment equal to 6% of the aggregate amount raised from existing stockholders of Exicure, (b) issue to the Placement Agents a number of shares of the Company’s Common Stock equal to the quotient of (i) 6% of the aggregate amount raised from existing stockholders of Exicure, divided by (ii) the Purchase Price, or (c) any combination of clauses (a) and (b) (the “Insider Payment”). Funds raised from existing stockholders of Exicure will have no Placement Agent Warrant coverage. As a condition to payment of the Cash Fee or the Insider Payment, Katalyst must raise a minimum of $10,000,000 in the Offering prior to October 31, 2017 from investors who are not existing Exicure investors. The Company will also pay certain expenses of the Placement Agents in connection with the Offering. Any sub-agent of the Placement Agent that introduces investors to the Offering will be entitled to share in the Cash Fee, Insider Payment and/or Placement Agent Warrants attributable to those investors pursuant to the terms of an executed sub-agent agreement. The shares issued pursuant to the Insider Payment will be subject to a lock-up agreement for a period of 18 months.

3.    Representations and Warranties of the Company. Except (i) as set forth in the Disclosure Schedule delivered to the Purchasers concurrently with the execution of this Agreement (the “Disclosure Schedule”), or (ii) as disclosed in the substantially complete draft of the Current Report on Form 8-K describing the Merger, the Offering and the related transactions, including “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) within four Business Days (as defined below) after the closing of the Merger and the initial Closing of the Offering (the “Super 8-K”) (but excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to the Purchaser, as of the Closing (after giving effect to the Merger), the following:

a.    Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each subsidiary of the Company is identified on Schedule 3a attached hereto.

b.    Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Escrow Agreement (the “Transaction Documents”) and to issue the Shares, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its Board of Directors or its stockholders; (iii) each of the Transaction Documents will be duly executed and delivered by the Company; and (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

c.    Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). After giving effect to the Merger, but immediately before the Initial Closing, the Company will have 28,746,627 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the outstanding shares of Common Stock and of the capital stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. Immediately after giving effect to the Closing of the Minimum Offering Amount or the Maximum Offering Amount (in each case, assuming no sales pursuant to the Over-Subscription Option), the pro forma outstanding capitalization of the Company will be as set forth under “Pro Forma Capitalization” in Schedule 3c. After giving effect to the Merger: (i) no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances (other than as contemplated by Section 7(f) hereof) suffered or permitted by the Company; (ii) except as set forth on Schedule 3c(ii) and as contemplated by the Transaction Documents and Placement Agent Warrants, there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries; (iii) there will be no outstanding debt securities of the Company or any of its subsidiaries other than indebtedness as set forth in Schedule 3c(iii); (iv) other than pursuant to the Registration Rights Agreement or as set forth in

Schedule 3c(iv), there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there will be no outstanding registration statements of the Company or any of its subsidiaries, and there will be no outstanding comment letters from the SEC or any other regulatory agency; (vi) except as provided in this Agreement or as set forth in Schedule 3c(vi), there will be no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Shares as described in this Agreement; and (vii) no co-sale right, right of first refusal or other similar right will exist with respect to the Shares or the issuance and sale thereof. Upon request, the Company will make available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation, as in effect as of the Initial Closing, and the Company’s Bylaws, as in effect as of the Initial Closing, and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants.

d.    Issuance of Shares. The Shares that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.

e.    No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby including issuance and sale of the Shares in accordance with this Agreement will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected, except for those which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary is in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws. Neither the Company nor any subsidiary is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary, which violation or breach has had or would reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Except as set forth on Schedule 3e, neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

f.    Absence of Litigation. Except as set forth on Schedule 3f, there is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers or directors, which would be reasonably likely to (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the officers of the Company (for the avoidance of doubt, after giving effect to the Merger) and Exicure (both actual or knowledge that they would have had upon reasonable inquiry of the personnel of Exicure responsible for the applicable subject matter). Neither the Company nor any of its subsidiaries is subject to any judgment, decree, or order which has had, or would reasonably be expected to have a Material Adverse Effect.

g.    Acknowledgment Regarding Purchaser’s Purchase of the Shares. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares.

h.    No General Solicitation. Neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

i.    No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

j.    Employee Relations. Neither Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

k.    Intellectual Property Rights. After giving effect to the Merger, except as set forth on Schedule 3k, the Company and each of its subsidiaries owns, possesses, or has rights to use, all

Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted, except as such failure to own, possess or have such rights would not reasonably be expected to result in a Material Adverse Effect and there are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the patents owned to the Company. Furthermore, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the Company’s knowledge, threatened, Action by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and to the Company’s knowledge, there are no facts which would form a reasonable basis for any such Action; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened Action by others challenging the validity, enforceability or scope of any such Intellectual Property, and, to the Company’s knowledge, there are no facts which would form a reasonable basis for any such Action; (D) there is no pending or, to the Company’s knowledge, threatened Action by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such Action, and, to the Company’s knowledge, there are no other facts which would form a reasonable basis for any such Action, except in each case for any Action as would not be reasonably expected to have a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except such violation as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (1) the Company and its subsidiaries have disclosed to the U.S. Patent and Trademark Office (USPTO) all information known to the Company to be relevant to the patentability of its inventions in accordance with 37 C.F.R. Section 1.56, and (2) neither the Company nor any of its subsidiaries made any misrepresentation or concealed any information from the USPTO in any of the patents or patent applications owned or licensed to the Company, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56. Except as would not reasonably be expected to have a Material Adverse Effect and to the Company’s knowledge, (x) there are no facts that are reasonably likely to provide a basis for a finding that the Company or any of its subsidiaries does not have clear title to the patents or patent applications owned or licensed to the Company or other proprietary information rights as being owned by the Company or any of its subsidiaries, (y) no valid issued U.S. patent would be infringed by the activities of the Company or any of its subsidiaries relating to products currently or proposed to be manufactured, used or sold by the Company or any of its subsidiaries and (z) there are no facts with respect to any issued patent owned that would cause any claim of any such patent not to be valid and enforceable with applicable regulations. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology and know-how.

l.     Environmental Laws.

(i)    The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii) To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.

m.    Authorizations; Regulatory Compliance. The Company and each of its subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates and orders of any governmental authority and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business in all applicable jurisdictions and all such Authorizations are valid and in full force and effect, except for Authorizations the absence of which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in material violation of any terms of any such Authorizations, except, in each case, such as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such Authorization, or written notice that such revocation or modification is being considered, except to the extent that any such revocation or modification would not be reasonably expected to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, including such laws and regulations applicable to the manufacture, distribution, import and export of regulated products and component parts and ingredients, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any FDA Form 483, warning letter, untitled letter or other correspondence or written notice from the U.S. Food and Drug Administration (“FDA”), its foreign counterparts, or any other federal, state, local or foreign governmental or regulatory authority (each a “Governmental Authority”), alleging or asserting noncompliance with the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) or comparable foreign laws. Neither the Company nor any of its subsidiaries has been notified, either orally or in writing, by any Governmental Authority that a clinical study has been put on hold or may be put on hold. The Company and each of its subsidiaries, and to the Company’s knowledge, each of their respective directors, officers, employees and agents, is and has been in material compliance with applicable health care laws, including, to the extent applicable, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Health

Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.), and the regulations promulgated pursuant to such laws, and comparable state laws and foreign laws (collectively, “Health Care Laws”) , except, in each case, as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws or any Authorizations, nor that any activity conducted by either an employee or any person acting on the Company’s behalf is in violation of applicable data protection and privacy laws, rules and regulations, as amended from time to time, with respect to the collection, use, processing, storage, transfer, modification, deletion and/or disclosure of any personal information that is protected under applicable privacy laws and regulations. The Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or any Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission), except where any of the foregoing would not be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any other notice or action relating to any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action relating to any of the Company’s products in development. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

n.    Title. Neither the Company nor any of its subsidiaries owns any real property. Except as set forth on Schedule 3n, each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 3n, with respect to properties and assets it leases, each of the Company and its subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

o.    Tax Status. The Company and each subsidiary has made and filed (taking into account any valid extensions) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

p.    Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary

(other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. All transactions that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S- K promulgated under the Securities Act are disclosed in the SEC Reports in accordance with Item 404 or in the Super 8-K.

q.    Rights of First Refusal. Except as set forth on Schedule 3q, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

r.    Insurance. The Company and its subsidiaries have insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

s.    SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the Super 8-K, the “SEC Reports”) for the two (2) years preceding the date hereof (or such shorter period since the Company was first required by law or regulation to file such material). To the Company’s knowledge, the draft Super 8-K furnished to each Purchaser prior to the Initial Closing will not materially deviate from the Super 8-K. The Super 8-K complies, and the other SEC Reports at the time they were filed complied, in all material respects with the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the SEC thereunder. There are no contracts, agreements or other documents that are required to be described in the SEC Reports and/or to be filed as exhibits thereto that are not described, in all material respects, and/or filed as required. There has not been any material change or amendment to, or any waiver of any material right under, any such contract or agreement that has not been described in and/or filed as an exhibit to the SEC Reports.

t.    Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The pro forma financial information and the related notes, if any, included in the SEC Reports have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the regulations promulgated thereunder and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

u.    Material Changes. Since the respective date of the latest balance sheet of the Company and the latest balance sheet of Exicure included in the financial statements contained within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company or Exicure, (ii) there have not been any changes in the authorized capital, assets, financial condition, business or operations of the Company or Exicure from that reflected in the financial statements contained within the SEC Reports except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition, results of operations or future prospects of the Company or Exicure, (iii) neither the Company or any subsidiary nor Exicure has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company or of Exicure, as applicable, pursuant to GAAP or to be disclosed in the SEC Reports, (iv) neither the Company or any subsidiary nor Exicure has materially altered its method of accounting or the manner in which it keeps its accounting books and records, and (v) neither the Company or any subsidiary nor Exicure has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company).

v.    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.

w.    Sarbanes-Oxley. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

x.    Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have a Material Adverse Effect.

y.    Foreign Corrupt Practices. Neither the Company and its subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or its subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

z.    Brokers’ Fees. Neither of the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to the Placement Agents as described in Section 2 above.

aa.    Disclosure Materials. The SEC Reports and the Disclosure Materials taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of SEC Reports) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purposes of this Agreement

“Disclosure Materials” means the Confidential and Non-Binding Summary Term Sheet of the Company previously provided to the Purchaser, as amended from time to time, relating to the Offering and any supplement or amendment thereto, and any disclosure schedule or other information document, delivered to the Purchaser prior to Purchaser’s execution of this Agreement, and any such document delivered to the Purchaser after Purchaser’s execution of this Agreement and prior to the closing of the Purchaser’s subscription hereunder including the Super 8-K.

bb.    Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

cc.    Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties (as modified by the disclosures on the Disclosure Schedule or the Super 8- K (but excluding any disclosures contained under the heading “Risk Factors” and any disclosures of risks included in any “forward looking statements” or cautionary, predictive or forward-looking in nature) made by the Company hereunder and that such representations and warranties (as modified by the disclosures on the Disclosure Schedule or the Super 8-K (but excluding any disclosures contained under the heading “Risk Factors” and any disclosures of risks included in any “forward looking statements” or cautionary, predictive or forward-looking in nature) are a material inducement to the Purchaser purchasing the Shares.

dd.    Use of Proceeds. The Company presently intends to use the net proceeds from the Offering to fund the ongoing development of pipeline products, for working capital and other general corporate purposes.

ee.    Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

4.    Representations, Warranties and Agreements of the Purchaser. The Purchaser, severally and not jointly with any other Purchaser, represents and warrants to, and agrees with, the Company the following:

a.    The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Shares and the tax consequences of the investment, and has the ability to bear the economic risks of the investment. The Purchaser can afford the loss of his, her or its entire investment.

b.    The Purchaser is acquiring the Shares for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering and sale of the Shares have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares. The Purchaser understands and acknowledges that the Offering of the Shares will not be registered under the Securities

Act nor under the state securities laws on the ground that the sale of the Shares to the Purchaser as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by Purchaser, and Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

c.    The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that he, she or it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

d.    The Purchaser understands that the Shares are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Shares to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

e.    The Purchase understands that, other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares. The Purchaser understands that no public market exists for the Company’s Common Stock and that there can be no assurance that any public market for the

Common Stock will exist or continue to exist. The Company’s Common Stock is not approved for quotation on OTC Markets or any other quotation system or listed on any exchange. The Company intends to cause the Common Stock to be quoted on OTC Markets QB tier as soon as practicable following the final Closing of the Offering; however, the Company makes no representation, warranty or covenant with respect to the initiation of or continued quotation of the Common Stock on the OTC Markets quotation or listing on any other market or exchange.

f.    The Purchaser has received, reviewed and understood the information about the Company, including all Disclosure Materials, and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser understands that such discussions, as well as any Disclosure Materials provided by the Company, were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. The Purchaser acknowledges that he, she or it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Additionally, the Purchaser understands and represents that he, she or it is purchasing the Shares notwithstanding the fact that the Company may disclose in the future certain material information the Purchaser has not received, including (without limitation) financial statements of the Company and/or Exicure for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the SEC, that he, she or it is not relying on any such information in connection with his, her or its purchase of the Shares and that he, she or it waives any right of action with respect to the nondisclosure to him, her or it prior to his, her or its purchase of the Shares of any such information. Each Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to his, her or its acquisition of the Shares.

g.    The Purchaser acknowledges that none of the Company or the Placement Agents is acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company, the Placement Agents or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and the Purchaser’s representatives.

h.    As of the applicable Closing, all actions on the part of Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

i.    Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Purchaser, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Shares. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against the Company or Exicure for any form of damages as a result of any of the foregoing actions.

j.    If the Purchaser is Affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

k.    The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has carefully read the risk factors and other information (including the financial statements of Exicure) included in the Super 8-K. The Purchaser has carefully considered such risk factors before deciding to invest in the Shares.

l.    The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Shares and could afford complete loss of such investment.

m.    The Purchaser is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

n.    The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

o.    Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other individual or entity representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other individuals or entities party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

p.    The Purchaser agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and to perform all obligations thereby imposed upon it.

q.    The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Shares and other activities with respect to the Shares by the Purchaser.

r.    All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company or a Placement Agent for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Purchaser’s purchase of the Shares, the Purchaser will promptly furnish revised or corrected information to the Company.

s.    The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, such Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

t.    If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

u.    (For ERISA plans only) The fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its Affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its Affiliates.

v.    Neither the Purchaser nor, to the Purchaser’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed in writing in reasonable detail to the Company.

w.    The Purchaser understands that there are substantial restrictions on the transferability of the Shares and that the certificates representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, if any Purchaser is an Affiliate of the Company, certificates evidencing the Shares issued to such Purchaser may bear a customary “Affiliates” legend.

The Company shall be obligated to promptly reissue unlegended certificates upon the request of any holder thereof (x) at such time as the holding period under Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied or (y) at such time as a registration statement is available for the transfer of the Shares. The Company is entitled to request from any holder requesting unlegended certificates under clause (x) of the foregoing sentence an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

x.    If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement.

y.    Each Purchaser understands that the Company prior to the Merger was a “shell company” as defined in Rule 12b-2 under the Exchange Act, and that upon filing with the SEC of the Super 8-K reporting the consummation of the Merger and related transactions and the transactions contemplated by this Agreement, and otherwise containing “Form 10 information” discussed below, the Company will reflect therein that it is no longer a shell company. Pursuant to Rule 144(i), securities issued by a current or former shell company (that is, the Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information“ (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

z.    Each Purchaser purchasing Shares in any Subsequent Closing represents that it (1) has a substantive, pre-existing relationship with the Company or (2) has direct contact by the Company or its Placement Agents outside of the Offering and (3) was not identified or contacted through the marketing of the public offering and (4) did not independently contact the issuer as a result of general solicitation by means of the Super 8-K or any press release or any other public disclosure disclosing the material terms of the Offering.

5.    Conditions to Company’s Obligations at the applicable Closing. The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to each Purchaser, individually, at the applicable Closing shall be subject to the following conditions to the extent not waived by the Company:

a.    Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at such Closing.

b.    Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof and each Purchaser in Section 4 (or the equivalent Section) of the applicable Subscription Agreement with respect to such Closing shall be true and correct in all respects when made, and shall be true and correct in all respects on the applicable Closing date with the same force and effect as if they had been made on and as of said date.

c.    Performance. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing.

d.    Receipt of Executed Documents. Each Purchaser participating in such Closing shall have executed and delivered to the Company the Omnibus Signature Page, the Purchaser Questionnaire and the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement).

e.    Effectiveness of the Merger. The Merger shall have been effected.

f.    Minimum Offering. In connection with the Initial Closing Only, the Initial Closing shall be at least for the number of shares of Common Stock in the Minimum Offering Amount at the Purchase Price (including the Minimum Insider Investment).

g.    Lock-Up Agreements. In connection with the Initial Closing only, (a) all officers and directors of the Company, (b) key employees, agreed to by the Company and Exicure, if any; (c) all persons holding in the aggregate 85% or more of the Merger Shares issued in exchange for the equity securities of Exicure in the Merger; (d) all stockholders of the Company holding 1% or more shares of Common Stock immediately prior to the Initial Closing and (e) certain stockholders of the Company prior to the Merger (each a “Restricted Holder” and, collectively, the “Restricted Holders”) shall have entered into agreements with the Company for a term of nine months, whereby they will agree to certain restrictions on the sale or disposition (including pledge) of all of the Company’s Common Stock held by (or issuable to) them on the date of the Initial Closing, excluding any shares purchased by them in the Offering. The lock-ups will contain customary transfer exceptions.

h.    Qualifications. All authorizations, approvals or permits, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement at each Closing shall be obtained and effective as of such Closing except for Blue Sky law permits and qualifications that may be properly obtained after such Closing.

6.    Conditions to Purchasers’ Obligations at the applicable Closing. Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares at the applicable Closing shall be subject to the following conditions to the extent not waived by the holders of at least a majority of the Held Shares (as defined below) to be purchased at such Closing and the Placement Agents on behalf of the Purchasers at the applicable Closing:

a.    Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof (as modified by the disclosures on the Disclosure Schedule or the Super 8-K (but excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified).

b.    Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing.

c.    Receipt of Executed Transaction Documents. In connection with the Initial Closing only, the Company shall have executed and delivered to the Placement Agents the Registration Rights Agreement and the Escrow Agreement.

d.    Effectiveness of the Merger. The Merger shall have been effected.

e.    Minimum Offering. In connection with the Initial Closing only, the Initial Closing shall be at least for the number of shares of Common Stock in the Minimum Offering Amount at the Purchase Price and shall include the Minimum Insider Investment.

f.    Certificate. In connection with the Initial Closing, the Chief Executive Officer of the Company shall execute and deliver to the Placement Agents a certificate addressed to the Purchasers to the effect that the representations and warranties of the Company in Section 3 hereof (as modified by the disclosures on the Disclosure Schedule or the Super 8-K (but excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of the Initial Closing.

g.    Good Standing. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

h.    Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby.

i.    Lock-Up Agreements. In connection with the Initial Closing only, each of the agreements required by Section 5(g) hereto shall have been executed by the persons referred to therein and delivered to the Company.

j.    Delivery of Draft of Super 8-K. A substantially complete draft of the Super 8-K, including audited and interim unaudited financial statements of Exicure and pro forma financial statements reflecting the Merger, all compliant with applicable SEC regulations for inclusion under Item 2.01(f) and/or 5.01(a)(8) of SEC Form 8-K, shall have been delivered to the Placement Agents on behalf of the Purchasers.

k.    Legal Opinion. Sidley Austin LLP shall deliver an opinion to Purchaser and the Placement Agents, dated as of the Initial Closing, in form and substance reasonably acceptable to Katalyst.

7.    Indemnification.

a.    The Company agrees to indemnify and hold harmless the Purchaser, and its directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s breach of any representation, warranty or covenant contained herein; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement, or the failure of such indemnified party to comply with the covenants and agreements contained herein. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud.

b.    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any Action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7 except to the extent the indemnified party is actually prejudiced by such omission. In case any such Action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such Action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such Action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Action)

unless such settlement, compromise or consent requires only the payment of money damages, does not subject the indemnified party to any continuing obligation or require any admission of criminal or civil responsibility, and includes an unconditional release of each indemnified party from all liability arising out of such Action, or (ii) be liable for any settlement of any such Action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such Action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

c.    Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than for actions seeking specific performance of the obligations under this Agreement or in the case of fraud, the sole and exclusive remedy of the Purchaser and the Purchaser Indemnitee with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Section 7.

8.    Price Based Anti-Dilution.

a.    The Purchaser (but not any transferees of the Shares) shall have anti-dilution protection such that if within eighteen (18) months after the Initial Closing the Company shall issue Additional Shares of Common Stock (as defined below) for a consideration per share, or with an exercise or conversion price per share, less than the Purchase Price (adjusted proportionately for any event described in clause (iii) of the following paragraph) occurring after the Initial Closing) (the “Lower Price”), the Purchaser shall be entitled to receive from the Company (for no additional consideration) additional Shares with respect to the Shares purchased by such Purchaser in the Offering and still held of record and beneficially owned by such Purchaser at the time of the dilutive issuance (such shares, together with the shares issued to the other purchasers pursuant to the other Subscription Agreements of like tenor used in the Offering, the “Held Shares”) in an amount such that, when added to the Held Shares held by the Purchaser, will equal the number of shares of Common Stock that such Purchaser’s aggregate Purchase Price for such Held Shares would have purchased at the Lower Price. Either (i) holders of a majority of the then Held Shares or (ii) a representative of the holders of the then Held Shares, which representative shall be appointed by the three (3) Purchasers who then hold the largest number of Held Shares, shall have the authority to waive these anti-dilution rights with respect to a particular issuance of securities for Purchaser and all other purchasers party to the other Subscription Agreements of like tenor used in the Offering (such persons described in either clause (i) or (ii) of this sentence, the “Anti-Dilution Requisite Party”). Notwithstanding the foregoing, the anti-dilution protection in this Section 8(a) shall automatically terminate upon the Company’s receipt of gross proceeds of forty million dollars ($40,000,000) or more in one or more related closings (the “Anti-Dilution Threshold”) in a bona fide transaction pursuant to which the Company issues shares of Common Stock and/or Additional Shares of Common Stock with the principal purpose of raising capital. For the avoidance of doubt, the gross proceeds from this Offering may be included in the Anti-Dilution Threshold.

b.    For the purposes of this Agreement, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the Initial Closing (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option, warrant or other right, on an as-converted or as-exercised basis, as of the date of issuance of such security, option, warrant or right), other than: (i) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options or warrants outstanding as of immediately following the Merger and the Initial Closing (including the Placement Agent Warrants); (ii) securities issued or issuable to strategic investors in connection with an acquisition, collaboration, joint venture, technology license agreement or other strategic transaction;

(iii) shares of Common Stock issued or issuable by reason of a stock dividend, stock split, split-up or other distribution on shares of Common Stock relating to any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction effected in such a way that there is no change of control; (iv) securities of the Company issued or issuable pursuant to the acquisition of another entity or business by the Company by merger, purchase of substantially all of the assets or other reorganization, but not including a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (v) issuances of Common Stock, options of other equity awards to officers, directors and employees of, or consultants to, the Company pursuant to the Company’s 2017 Equity Incentive Plan or its 2017 Employee Stock Purchase Plan or assumed by the Company in connection with the Merger, or upon exercise of options or warrants granted to such parties pursuant to such plans or such arrangements assumed by the Company in connection with the Merger; and (vi) securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings, lease arrangements or similar transactions, in the aggregate not exceeding ten percent (10%) of the number of shares of Common Stock outstanding at the time of such issuance.

9.    Revocability; Binding Effect. The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company or a Placement Agent at least one Business Day prior to the applicable Closing on such subscription. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns. For the purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

10.    Next Equity Financing. From the date hereof through the date that is thirty (30) days from the Initial Closing of the Offering, if the Company issues or sells any Additional Shares of Common Stock from which the Company receives gross proceeds of two million five hundred thousand dollars ($2,500,000) or more in one or more related closings (the “Next Equity Financing”) with terms and conditions, including price, more favorable to the holder of such security in the Next Equity Financing than the terms and conditions set forth in this Agreement, including the Purchase Price, then the Company shall promptly provide the Purchaser with written notice of such fact (and the relevant terms and conditions) and, unless otherwise agreed by the Company and the Purchaser, this Agreement, without any further action of the Company or the Purchaser, shall be deemed automatically amended and modified to include such more favorable terms such that the Purchaser shall receive the benefit of such more favorable terms. To the extent an investor in the Next Equity Financing receives securities other than shares of Common Stock, then the Purchaser shall, unless otherwise agreed to by the Purchaser, exchange its then Held Shares (for no additional consideration) for the amount of securities equal to the aggregate Purchase Price for the then Held Shares. For clarity, any Subsequent Closing pursuant to the terms of a Subscription Agreement shall not be a Next Equity Financing.

11.    Miscellaneous.

a.    Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the then Held Shares (as defined above), provided that Section 8 of this Agreement shall not be amended or modified except by an instrument in writing signed by the Company and the Anti-Dilution Requisite Party (as

defined above). Any amendment, modification or waiver effected in accordance with this Section 10(a) shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such Shares, and the Company.

b.    Immaterial Modifications to the Registration Rights Agreement. The Company and the Placement Agents may, at any time prior to the Initial Closing, amend the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser.

c.    Third-Party Beneficiary. The Placement Agents shall be express third party beneficiaries of the representations and warranties included in Sections 3 and 4 of this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7 and this Section 10(c).

d.    Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party; (iv) when sent, if by e- mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e- mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(a) if to the Company, at

Max-1 Acquisition Corp. (to be renamed Exicure, Inc.)

8045 Lamon Avenue, Suite 410

Skokie, Illinois 60077

Attention: David Giljohann, CEO

Facsimile:

Email:

with copies (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

11377 W. Olympic Blvd.

Los Angeles, CA 90064

Attention: Nimish Patel

Facsimile:

E-mail:

and

Sidley Austin LLP

1001 Page Mill Road, Building 1

Palo Alto, California 94304

Attention: Sam Zucker

Facsimile:

Email:

or

(b) if to the Purchaser, at the address set forth on the Omnibus Signature Page hereof

(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

e.    Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

f.    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

g.    Arbitration. All disputes arising out of or in connection with this Agreement shall be submitted to the International Court of Arbitration of the International Chamber of Commerce and shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be New York, New York.

h.    Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the Securities and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

i.    Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

j.    Securities Law Disclosure; Publicity. By 9:00 a.m., New York City time, on the trading day immediately following the Initial Closing, the Company shall issue a press release (the “Press Release”) disclosing all material terms of the Offering. Within the time required by the Exchange Act, the Company will file the Super 8-K (and including as exhibits to such Super 8-K, the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or principal trading market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC or (ii) to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this sub-clause (ii). From and after the issuance of the Press

Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its respective officers, directors, employees or agents that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 10, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions).

k.    Non-Public Information. Except for information (including the terms of this Agreement and the transactions contemplated hereby) that will be disclosed in the Super 8-K and filed with the SEC within four (4) Business Days of the Initial Closing, the Company shall not and shall cause each of its officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company without the express written consent of such Purchaser.

l.    This Agreement, together with the Registration Rights Agreement, and all exhibits, schedules and attachments hereto and thereto and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

m.    If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

n.    Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

o.    This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

p.    Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

q.    Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

r.    The Purchaser understands and acknowledges that there may be multiple Closings for the Offering.

s.    The Purchaser hereby agrees to furnish the Company such other information as the Company may request prior to the applicable Closing with respect to its subscription hereunder.

t.    The representations and warranties of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year from the date of the Initial Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

u.    Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

v.    Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations.

w.    Potential Conflicts. The Placement Agents, their sub-agents, legal counsel to the Company, the Placement Agents or Exicure and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

x.    Independent Nature of Each Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any other Subscription Agreement. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Subscription Agreements. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

y.    Waiver of Conflicts. Each party to this Agreement acknowledges that each of MSK, counsel for the Company, and Sidley Austin LLP, counsel for Exicure, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that MSK and Sidley Austin LLP represented the Company and Exicure, respectively, in the transaction contemplated by this Agreement and has not represented any individual Purchaser in connection with such transaction; and (c) gives its informed consent to MSK and Sidley Austin LLP’s representation of certain of the Purchasers in such unrelated matters and to MSK’s and Sidley Austin LLP’s representation of the Company and Exicure, respectively, in connection with this Agreement and the transactions contemplated hereby. Further, each party to this Agreement hereby acknowledges that Sidley Austin LLP anticipates that it will advise the Company following the Merger.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the      day of             , 2017.

MAX-1 ACQUISITION CORPORATION

(TO BE RENAMED “EXICURE, INC.”)

By:
Name:
Title:

MAX-1 ACQUISITION CORPORATION (to be renamed “Exicure, Inc.”)

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of             ,1 2017 (the “Subscription Agreement”), between the undersigned, Max-1 Acquisition Corporation (to be renamed “Exicure, Inc.”), a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, and (iii) purchase the Shares of the Company’s securities as set forth in the Subscription Agreement and below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes this Agreement and the Registration Rights Agreement.

Dated:             , 2017

×	$3.00	=	$
Number of Shares	Purchase Price per Share		Total Purchase Price

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity

By:
Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

[1]	Will reflect the Closing Date. Not to be completed by Subscriber.

MAX-1 ACQUISITION CORPORATION (TO BE RENAMED “EXICURE, INC.”)

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial	I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of the Exicure, Inc. or Max-1 Acquisition Corporation.

For Non-Individual Investors (Entities)
(all Non-Individual Investors must INITIAL where appropriate):

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA § 3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial	The investor certifies that it is a U.S. bank as defined in Section 3(a)(2) of the Securities Act, or any U.S. savings and loan association or other similar U.S. institution as defined in Section 3(a)(5) of the Securities Act acting in its individual or fiduciary capacity.

Initial	The undersigned certifies that it is a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

Initial	The investor certifies that it is an organization described in Section 501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial	The investor certifies that it is an insurance company as defined in Section 2(13) of the Securities Act of 1933, or a registered investment company.

MAX-1 ACQUISITION CORPORATION (TO BE RENAMED “EXICURE, INC.”)

Investor Profile

(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Year of Birth:                                                                                                        Investment Experience (Years):

Home Street Address:

Home City, State & Zip Code:

Home Phone:                                                   Home Fax:                                                            Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:                                                         Bus.  Fax:                                                           Bus. Email:

Type of Business:

Outside Broker/Dealer:

Section B – Certificate Delivery Instructions

         Please deliver certificate to the Employer Address listed in Section A.

         Please deliver certificate to the Home Address listed in Section A.

         Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

         Check payable to [●]

         Wire funds from my outside account according to Section 2(b) of the Subscription Agreement.

         The funds for this investment are rolled over, tax deferred from                      within the allowed 60-day window.

Please check if you are a FINRA member or Affiliate of a FINRA member firm:

Investor Signature	Date

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

INVESTMENT OBJECTIVE:

FOR INVESTORS WHO ARE ENTITIES: TYPE OF BUSINESS:

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Certificate of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other

(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date:

EXHIBIT A

Form of Registration Rights Agreement